EXHIBIT 10.58
THIRD AMENDMENT TO
MATTEL, INC. AMENDED AND RESTATED
2010 EQUITY AND LONG-TERM COMPENSATION PLAN
This Third Amendment (“Third Amendment”) to the Mattel, Inc. Amended and Restated 2010 Equity and Long-Term Compensation Plan (as amended, the “2010 Plan”), is made and adopted by the Board of Directors (the “Board”) of Mattel, Inc., a Delaware corporation (the “Company”), on and effective as of September 5, 2019 (the “Third Amendment Date”). Capitalized terms used in this Third Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.
RECITALS

A.	The Company currently maintains the 2010 Plan.

B.	The Board believes it is in the best interests of the Company and its stockholders to amend the 2010 Plan to incorporate the terms and conditions set forth herein.
AMENDMENT
The Plan is hereby amended as follows, effective as of September 5, 2019.

1.	Section 19(a). The second sentence of Section 19(a) of the Plan is hereby deleted and replaced in its entirety with the following:
“If a Participant engages in certain activities discussed below, the Participant is acting contrary to the long-term interests of the Company.”

2.	Section 19(c). Section 19(c) of the Plan is hereby deleted and replaced in its entirety with the following:
“(c) A Participant will be acting contrary to the long-term interests of the Company if, during the restricted period set forth below, a Participant engages in any of the following activities in, or directed into, any State, possession or territory of the United States of America or any country in which the Company operates, sells products or does business:”

3.	Section 19(c)(ii). Section 19(c)(ii) of the Plan is hereby deleted and replaced in its entirety with the following:
“(ii) while employed by the Company or at any time thereafter, the Participant (A) uses any confidential information or trade secrets of the Company to render services to or otherwise engage in or assist any organization or business that is or is working to become competitive with the Company or (B) solicits away or attempts to solicit away any customer or supplier of the Company if in doing so, the Participant uses or discloses any of the Company’s confidential information or trade secrets;”

4.	Section 19(c)(iii). Section 19(c)(iii) of the Plan is hereby deleted and replaced in its entirety with the following:
“(iii) while employed by the Company, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company; or”

5.	Section 19(c)(iv). The following new Section 19(c)(iv) is hereby added to the Plan:
“(iv) during a period of one year following the Participant’s termination of employment with the Company, the Participant solicits or attempts to solicit any non-administrative employee of the Company to terminate employment with the Company or to perform services for any organization or business that is or is working to become competitive with the Company.”

6.	Section 19(c). The paragraph immediately following Section 19(c)(iv) is hereby deleted and replaced in its entirety with the following:
“The activities described in this Section 19(c) are collectively referred to as ‘Activities Against the Company’s Interest.’ Additional ‘Activities Against the Company’s Interest’ may be defined in a Participant’s Grant, Individual Agreement, or Program.”

7.	Section 19(g). The following is hereby added to the Plan as a second sentence to Section 19(g):
“Furthermore, Section 19(c)(iv) shall not be applicable to Participants who are principally employed or reside in California.”

8.	This Third Amendment shall be and, as of the Third Amendment Date, is hereby incorporated in and forms a part of the Plan.

9.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

* * *
IN WITNESS WHEREOF, the Company has caused this Third Amendment to be executed, effective as of September 5, 2019.

MATTEL, INC.

By: /s/ AMANDA THOMPSON
Name: Amanda Thompson
Title: Executive Vice President and Chief People Officer

Dated: September 5, 2019